UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2006

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

888 Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2006, Maverick Oil and Gas, Inc. (the "Company") entered into several agreements with investors in a private placement transaction (the "Investors") providing for, among other things, the issuance of secured convertible debentures and warrants for aggregate gross proceeds of $20 million. The agreements include, without limitation, a Securities Purchase Agreement, Secured Convertible Debentures, Warrants to Purchase Common Stock (the "Warrants"), a Registration Rights Agreement, and a Security Agreement, each dated January 5, 2006. The following is a summary of each of those agreements, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of Secured Convertible Debentures in the aggregate principal amount of $20 million and Warrants to purchase a number of shares of the Company's Common Stock equal to 150% of the shares of Common Stock issuable upon conversion of the Secured Convertible Debentures. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

●

the obligation to use the proceeds from the sale of the Secured Convertible Debentures and the Warrants for the acquisition of mineral leasehold rights in the Fayetteville Shale, drilling and development programs primarily in the Fayetteville Shale and Barnett Shale, acquisition of additional interests in Barnett Shale, partial funding for a drilling rig, repayment of a $2 million note issued to Trident Growth Fund, L.P., and general corporate needs, but not for the repayment of any other outstanding debts of the Company or its subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of the Company or any of its subsidiaries.

●

the obligation to not, while the Secured Convertible Debentures are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Secured Convertible Debentures.

●	the obligation to not issue any additional Secured Convertible Debentures or any variable future priced securities.
●

the obligation to not file any registration statement with the Securities and Exchange Commission (the "Commission") or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission.

●

the obligation to provide the Investors with the right to participate in any future offering of equity or equity equivalent securities (other than certain excluded securities), with each Investor having the right to purchase up to 100% of any such offering of up to $20 million and to the extent of 30% of any amount of the offering in excess of $20 million.

The Securities Purchase Agreement also obligates the Company to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Secured Convertible Debentures

The Secured Convertible Debentures have an aggregate principal amount of $20 million and are convertible into shares of the Company's Common Stock at an initial conversion price of approximately $0.9376 per share, subject to anti-dilution adjustments. The Secured Convertible Debentures have a maturity date on the third anniversary of their issuance, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The Secured Convertible Debentures bear interest at the rate of 7.5% per annum, which rate is increased to 15% upon the occurrence of an event of default under the Secured Convertible Debentures. The Company's obligations under the Secured Convertible Debentures are secured by a security interest in all of the Company's assets.

Repayment of Principal

The principal amount of the Secured Convertible Debentures is to be repaid in 24 equal installments commencing on the first anniversary of the date of their issuance. Such principal payments may be paid in cash or, at the option of the Company if the Equity Conditions described below are satisfied, in shares of the Company's Common Stock. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the Secured Convertible Debentures and (2) 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the installment payment date. The number of shares of Common Stock which may be issued for the payment of any installment of principal may not exceed 15% of the aggregate dollar trading volume over the twenty trading days before the date the Company delivers notice of its election to pay an installment of principal in shares of its Common Stock.

The holders of the Secured Convertible Debentures may elect to defer the payment of any installment of principal for a period of up to three years from the date such installment was originally due.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date the Company delivers notice of its intention to make a payment by issuing its Common Stock through the date of the payment (the "Equity Conditions Period"), the registration statement required by the Registration Rights Agreement has been effective and available for the resale of the securities covered thereby or all such securities are eligible for sale without registration, (2) the Company's Common Stock has been designated for quotation on the OTC Bulletin Board on each day during the Equity Conditions Period and shall not be subject to a threat of delisting or suspension, (3) for a period of one year prior to the date of determination the Company has timely delivered all shares of Common Stock upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants, (4) the shares of Common Stock to be issued may be issued without causing a holder's beneficial ownership of the Common Stock to exceed 4.99% of the Company's outstanding Common Stock and without violating the rules of the OTC Bulletin Board, (5) the Company shall have not failed to timely make any payment required to be made under the Secured Convertible Debentures, Warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the Secured Convertible Debentures or exercise of the Warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) the Company shall not have materially breached any provision or representation or warranty in the Secured Convertible Debentures, Warrants, and related agreements.

Conversion

The Secured Convertible Debentures are convertible at the option of the holders into shares of the Company's Common Stock at an initial conversion price of approximately $0.9376 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

The Company may require the holders to convert the Secured Convertible Debentures after the Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to January 5, 2009 if (1) the Equity Conditions described above are satisfied and (2) the closing sale price of the Company's Common Stock equals or exceeds 125% of the initial conversion price of the Secured Convertible Debentures for any five consecutive trading days. Any such mandatory conversion can not exceed 25% of the dollar trading volume of the Company's Common Stock for the 20 trading days before the Company delivers notice of its election to require the mandatory conversion. If the Company elects to require such mandatory conversion, it must issue warrants to the holders of the Secured Convertible Debentures to purchase the following percentages of the shares of Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighted average prince of the Company's Common Stock for the five trading days preceding the date the Company delivers notice of such mandatory conversion (expressed as a percentage of the conversion price as of such date):

Warrant Coverage	Arithmetic Average
70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300% +

Payment of Interest

Interest on the Secured Convertible Debentures is payable quarterly and may, at the option of the Company if the Equity Conditions described above are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Redemption

At any time on or after January 5, 2009, the Company may redeem the Secured Convertible Debentures, in whole or in part, by providing the holders of the Secured Convertible Debentures with 30 days’ written notice thereof, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon and the issuance of warrants to purchase a number of shares of Common Stock equal to the number of shares then issuable upon conversion of the Secured Convertible Debentures.

Participation Rights

The holders of the Secured Convertible Debentures are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an as if converted basis.

Covenants

The Secured Convertible Debentures contain a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

●

the obligation to reserve out of the Company's authorized and unissued Common Stock a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Secured Convertible Debentures.

●

the obligation to not incur other Indebtedness (as defined in the Secured Convertible Debenture), except for $5 million (or such greater amount as may be agreed to by the holders of the Secured Convertible Debentures) of senior debt (to which the Secured Convertible Debentures will be subordinated pursuant to subordination agreements reasonably satisfactory to the holders of the Subordinated Convertible Debentures).

●	the obligation not to incur, or permit the Company's subsidiaries to, incur liens, except for certain permitted liens.
●

the obligation to not, and to not permit the Company's subsidiaries to, (1) pay dividends or make distributions on the Company's equity securities, (2) redeem equity securities, or (3) pay any Indebtedness (as defined in the Secured Convertible Debenture), except for the payment of interest or principal at its stated maturity.

●

the obligation to not dispose of any equity interests in the Company's subsidiaries and to not, and to not permit its subsidiaries to, dispose of any assets, other than dispositions in the ordinary course of business consistent with past practice, unless the Company or its subsidiary receives consideration at least equal to the fair market value of the assets or equity interests disposed of and at least 85% of the consideration is in the form of cash. Within five days after any such disposition, the Company may use the proceeds to repay senior debt. Thereafter, the holders of the Secured Convertible Debentures may require the Company to redeem the Secured Convertible Debentures with such proceeds.

●	the obligation to obtain a valid and enforceable lease (with no less than a five year term) to over 65,000 net acres in the Fayetteville shale area.

Events of Default

The Secured Convertible Debentures contains a variety of events of default which are typical for transactions of this type, as well as the following events:

●

the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 20 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

●	the suspension from trading or failure of the stock to be listed for trading for more than five consecutive days or more than an aggregate of 10 days in any 365-day period.

●	the failure to issue shares upon conversion of the Secured Convertible Debentures for more than 10 business days after the relevant conversion date.
●	the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Secured Convertible Debentures.

After the occurrence of an event of default, the holders of the Secured Convertible Debentures have the right to require the Company to redeem the Secured Convertible Debentures at a price of up to 120% or more of the principal amount of the Secured Convertible Debentures being redeemed, depending upon the nature of the event of default.

Fundamental Transactions

In the event of certain Fundamental Transactions (as defined in the Secured Convertible Debenture) involving a change of control, the successor entity must assume in writing all of the obligations of the Company under the Secured Convertible Debentures. In addition, the holders of the Secured Convertible Debentures have the right to require the redemption of the Secured Convertible Debentures for a price of 125% or more of the principal amount of the Secured Convertible Debentures being redeemed.

Warrants

The Warrants entitle the holders thereof to purchase up to an aggregate of 31,996,587 for a period of five years, at the following exercise prices:

Number of Warrants	Exercise Price
21,331,059	$0.9376
5,332,764	$1.50
5,332,764	$2.00

The exercise prices of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the Warrants, the number of shares issuable upon exercise of the Warrants will be correspondingly adjusted.

Upon the occurrence of a Fundamental Transaction (as defined in the Warrants) involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Security Agreement

The Security Agreement grants the holders of the Secured Convertible Debentures with a first priority security interest in all of the Company's personal property. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

The Secured Convertible Notes also provide for the granting of mortgages with respect to the real property of the Company and its subsidiaries within 20 business days after the issuance thereof.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to 130% of the number of shares issuable upon conversion of the Secured Convertible Debentures, the payment of interest on, and principal of, the Secured Convertible Debentures, and upon exercise of the Warrants. The registration statement must be filed within 45 days, must be declared effective by the Commission within 120 days (or 70 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain "grace periods" periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of two percent of the aggregate purchase price of the Secured Convertible Debentures and Warrants on the date of such failure and on every 30th day thereafter until such failure is cured. The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Item 3.02	Unregistered Sales of Equity Securities

On January 5, 2006, the Company issued the Secured Convertible Debentures and Warrants described in Item 1.01 of this Current Report on Form 8-K. Secured Convertible Debentures in the principal amount of $20 million were issued to the Investors. The Secured Convertible Debentures are convertible into 21,331,058 shares of the Company's Common Stock, based upon an initial conversion price of $0.9376 per share, which is subject to anti-dilution adjustments. Warrants to purchase up to 31,996,587 shares of the Company's Common Stock were also issued to the Investors as part of the transaction. Of the Warrants, 21,331,059 have an initial exercise price of $0.9376 per share, 5,332,764 have an initial exercise price of

$1.50 per share, and the remaining 5,332,764 have an initial exercise price of $2.00 per share. The exercise prices of the Warrants are subject to anti-dilution adjustments.

The Secured Convertible Debentures and Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Commission thereunder.

In connection with the transaction, the Company paid placement agency fees of 7% of the gross proceeds and issued to the placement agents warrants to purchase 639,932 shares of the Company's common stock (3% of the shares issuable upon conversion of the Secured Convertible Debenture).

Item 7.01	Regulation FD Disclosure

The Company disclosed the following information to the Investors in connection with the sale of the Secured Convertible Debentures and Warrants described in Items 1.01 and 3.02 of this Current Report on Form 8-K.

This information was provided to the Investors in response to certain specific due diligence requests and in connection with certain representations of the Company within the related Securities Purchase Agreement, and should not be relied upon by any third parties. The information was provided as of January 6, 2006, and events may have changed since that date which would change the context, scope or relevance of such information. The Company does not intend to supplement or update this information. No inference should be made that the Company believes that any of the information contained herein is material, such disclosures being made herein as a matter of compliance with Regulation FD. With respect to the reference to probable reserves, the Company refers to the risk factors within its Annual report on Form 10-KSB for the year ended August 31, 2005, particularly as they relate to the uncertainty associated with estimates of oil and gas reserves.

Independent reserve engineering reports suggest that the Company's leasehold ownership position in the Barnett Shale, as adjusted to reflect the Company's 63% ownership of RBE LLC, would contain in excess of 30BCF of probable reserves, subject to the development of 77 wells (gross) and expenditures of approximately $70 million of net capital development costs.

The Company has received a subpoena from the SEC to provide documents in response to a written request dated June 22, 2005, in connection with a third party matter. The Company has fully cooperated with the request and is unaware of any issues that may be associated with the request.

We are currently reviewing our accounting treatment for certain warrants and convertible debentures we issued in 2004 and 2005. The terms of 200,000 warrants issued to Trident Growth Fund, L.P. ("Trident") in July 2004 and a convertible note and warrants issued to Trident in a $2 million convertible debt transaction in October 2005 may require those instruments to be treated as a derivative liability. If those instruments are to be treated as a derivative liability, subsequent convertible debt and warrants would also have to be treated as a derivative liability.

We are in the process of determining whether it will be necessary to revise the Company's financial statements for 2004, 2005 and the first three quarters of 2005. Although it is premature to determine whether any adjustments will be required to the Company's past financial statements, the Company has been advised that any such adjustments would not affect cash flow or production-based data.

Item 8.01	Other Events

On January 6, 2006, the Company issued a press release announcing the completion of the sale of the Secured Convertible Debentures and the Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No	Description
10.29	Securities Purchase Agreement dated January 5, 2006
10.30	Form of Secured Convertible Debenture dated January 5, 2006
10.31	Form of Warrant dated January 5, 2006
10.32	Form of Registration Rights Agreement dated January 5, 2006
10.33	Form of Security Agreement dated January 5, 2006
99.1	Press Release dated January 6, 2006

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC
Date: January 6, 2006	By: /s/ V. Ray Harlow
V. Ray Harlow, CEO